 Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Triton Petroleum Group, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, Michael Margolies, Chief Executive Officer and Chief Financial/Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Margolies
Michael Margolies
Chief Executive Officer and Chief Financial/Accounting Officer